Exhibit 99.2

Directors and Executive Officers of Convex and HSW

Convex Group, Inc.

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of Convex Group, Inc. (“Convex”) are set forth below. If no business address is given, the director’s or executive officer’s business address is 3350 Peachtree Road, Suite 1500, Atlanta, Georgia 30326. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to Convex. Unless otherwise indicated below, all of the persons listed below are citizens of the United States of America.

Name	Present Principal Occupation Including Name and Address of Employer
Directors

Jeffrey T. Arnold	Chairman and Chief Executive Officer

Thomas Tull	Chief Executive Officer of Legend Pictures, LLC 4000 Warner Blvd., Bldg 76, Burbank, CA 91522

Boland Jones	Chairman and Chief Executive Officer of PTEK Holdings, Inc. 3399 Peachtree Rd., NE, Suite 700, Atlanta, GA 30326

Jouko J. Rissanen	President of Cartecay Properties 2660 Peachtree Rd., NW, Unit 34-G, Atlanta, GA 30305

Lucius Burch	Chairman and Chief Executive Officer of Burch Investment Group 102 Woodmont Blvd., Suite 320, Nashville, TN 37205

William Payne	Managing Director of Gleacher Partners 3455 Peachtree Rd., NE, Suite 975, Atlanta, GA 30326

Eric Greenberg	President and Chief Executive Officer of Innovation Investments, LLC 1 Montgomery St., Suite 3700, San Francisco, CA 94109

Name	Present Principal Occupation Including Name and Address of Employer
Executive Officers (Who are not Directors)

Mark Steele	Chief Financial Officer

HowStuffWorks, Inc.

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of HowStuffWorks, Inc. (“HSW”) are set forth below. If no business address is given, the director’s or executive officer’s business address is 3350 Peachtree Road, Suite 1500, Atlanta, Georgia 30326. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to HSW. Unless otherwise indicated below, all of the persons listed below are citizens of the United States of America.

Name	Present Principal Occupation Including Name and Address of Employer
Directors

Jeffrey T. Arnold	Chairman and Chief Executive Officer

Thomas Tull	Chief Executive Officer of Legend Pictures, LLC 4000 Warner Blvd., Bldg 76, Burbank, CA 91522

Lucius Burch	Chairman and Chief Executive Officer of Burch Investment Group 102 Woodmont Blvd., Suite 320, Nashville, TN 37205

William Payne	Managing Director of Gleacher Partners 3455 Peachtree Rd., NE, Suite 975, Atlanta, GA 30326

Nick Graziano	Investment Analyst of Icahn Associates Corp. 767 Fifth Avenue, 47th Floor, New York, NY 10153

Louis Weber	Chief Executive Officer of Publications International, Ltd. 7373 North Cicero Avenue, Lincolnwood, IL 60646

Richard G. Maddrell	President of Publications International, Ltd. 7373 North Cicero Avenue, Lincolnwood, IL 60646

Name	Present Principal Occupation Including Name and Address of Employer
Executive Officers (Who are not Directors)

Mark Steele	Chief Financial Officer

Greg Swain	President